                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant
Check the appropriate box:
|X|  Preliminary Proxy Statement        |_|  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TRACTOR SUPPLY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                               WWW.MYTSCSTORE.COM


To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2005 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held on Thursday, April 21, 2005, at the Company's Store Support Center in Brentwood, Tennessee. The meeting will start at 10:00 a.m. (central time).

The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describes the specific business to be considered and voted upon at the Annual Meeting. The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended December 25, 2004, and there will be an opportunity for comments and questions from stockholders.Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. After reviewing the Proxy Statement, I ask you to complete, sign and date the proxy card and return it as soon as possible in the envelope provided. I look forward to seeing you at the Annual Meeting.

Sincerely,


Joseph H. Scarlett, Jr.
CHAIRMAN OF THE BOARD


March 18, 2005

                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 366-4600
                               WWW.MYTSCSTORE.COM


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 2005

Please join us for the 2005 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held at the Company's Store Support Center, 200 Powell Place, Brentwood, Tennessee, on Thursday, April 21, 2005, at 10:00 a.m. (central time).

The purposes of the meeting are:

     1. To approve an amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors;
     2. In the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, to remove each of the Company's directors, without cause, for the purpose of clarifying and confirming that each such director will stand for election at this annual meeting of stockholders;
     3. In the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, to elect nine directors to serve a one-year term ending at the 2006 Annual Meeting of Stockholders;
     4. In the event that the stockholders do not approve the amendment to the Company's Certificate of Incorporation, to elect three Class II directors for a three-year term ending at the 2008 Annual Meeting of Stockholders;
     5. To ratify the reappointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2005; and
     6.   To transact any other business properly coming before the meeting.

You must own shares at the close of business on March 1, 2005, to vote at the meeting. Regardless of whether you plan to attend, please vote by signing, dating and returning the enclosed proxy card at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, completing, signing and returning the proxy will assure your representation at the meeting if you do not attend.

By Order of the Board of Directors,

M. Kim Vance
CORPORATE SECRETARY

Brentwood, Tennessee
March 18, 2005

--------------------------------------------------------------------------------
                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                           DATE AND RETURN YOUR PROXY.
--------------------------------------------------------------------------------

                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 366-4600

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 2005

                       INTRODUCTION AND VOTING PROCEDURES


This Proxy Statement is being mailed beginning March 18, 2005, in connection with the solicitation of proxies by the Board of Directors of Tractor Supply Company, a Delaware corporation, for use at the Annual Meeting of Stockholders. The meeting will be held at the Company's Store Support Center, 200 Powell Place, Brentwood, Tennessee, on Thursday, April 21, 2005, at 10:00 a.m. (central time).

                                TABLE OF CONTENTS

VOTING INFORMATION.............................................................1
CORPORATE GOVERNANCE...........................................................3
ITEM 1:  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION...............5
ITEM 2 - REMOVAL OF DIRECTORS WITHOUT CAUSE....................................8
ITEM 3 - ELECTION OF DIRECTORS.................................................8
ITEM 4 - ELECTION OF DIRECTORS (IN THE ALTERNATIVE TO ITEMS 2 AND 3)..........11
COMPENSATION OF DIRECTORS.....................................................12
BOARD MEETINGS AND COMMITTEES.................................................12
RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY........................13
AUDIT COMMITTEE REPORT........................................................14
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................15
EXECUTIVE COMPENSATION........................................................15
STOCK PERFORMANCE CHART.......................................................24
COMPLIANCE WITH SECTION 16 (A)................................................25
SECURITY OWNERSHIP............................................................25
ITEM 5:  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS................27
STOCKHOLDER PROPOSALS.........................................................28
OTHER MATTERS.................................................................28
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT...................................29
ADDENDUM A - AUDIT COMMITTEE CHARTER.........................................A-1
ADDENDUM B: THIRD CERTIFICATE OF AMENDMENT TO THE RESTATED
  CERTIFICATE OF INCORPORATION OF TRACTOR SUPPLY COMPANY.....................B-1

The Board of Directors solicits your proxy. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you.

                               VOTING INFORMATION

WHO MAY VOTE? You may vote if you owned shares of the Company's Common Stock at the close of business on March 1, 2005. You are entitled to one vote for each share you owned on that date on each matter presented at the meeting. At March 1, 2005, Tractor Supply Company had 38,808,328 shares of Common Stock outstanding.

WHAT AM I VOTING ON?  You will be voting on the following:
o An amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors;
o In the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, the removal of each of the Company's directors, without cause;
o In the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, the election of nine directors to serve a one-year term ending at the 2006 Annual Meeting of Stockholders;
o In the event that the stockholders do not approve the amendment to the Company's Certificate of Incorporation, the election of three Class II directors for a three-year term ending at the 2008 Annual Meeting of Stockholders;
o The ratification of the reappointment of Ernst & Young LLP as the independent auditors; and
o    Any other matters properly introduced at the meeting.

HOW DO I VOTE BEFORE THE MEETING? We have provided only one means of voting before the meeting: you must vote by completing, signing and returning the enclosed proxy card. Please follow the directions on your proxy card carefully.

CAN I VOTE AT THE MEETING? You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IS MY VOTE CONFIDENTIAL? Yes. Your proxy card, ballot and voting records will not be disclosed to Tractor Supply Company unless required by law, requested by you, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be forwarded to Tractor Supply Company, but how you voted will be kept confidential.

WHO COUNTS THE VOTES? EquiServe Trust Company will count the votes. The Board has appointed a representative of EquiServe as the independent inspector of the election.

CAN I REVOKE MY PROXY?  Yes.  You can revoke your proxy by:
o Filing written notice of revocation with Tractor Supply Company's Corporate Secretary before the meeting;
o    Signing a proxy bearing a later date; or
o    Voting in person at the meeting.

WHAT VOTE IS REQUIRED TO PASS AN ITEM OF BUSINESS? The holders of the majority of the outstanding shares of Common Stock must be present in person or represented by proxy to hold the meeting. Except for the election of directors (which is described below), the proposals in this Proxy Statement will be approved if they receive the following number of votes: (i) the amendment to the Company's Certificate of Incorporation will be approved if it receives the affirmative vote of holders of at least 66 2/3% of the shares issued and outstanding as of the record date, (ii) the removal of each of the Company's directors, without cause, will be approved if it receives the affirmative vote of holders of a majority of the shares issued and outstanding as of the record date, and (iii) the ratification of the reappointment of Ernst & Young LLP as the independent auditors will be approved if it receives the affirmative vote of a majority of the votes present, either in person or by proxy, at the Meeting. The election of directors is somewhat different. In the event that the stockholders approve the amendment to the Company's Certificate of Incorporation and nine memberships on the Board are subject to election, the nine candidates who receive the most votes will be elected to these memberships, and in the event that the stockholders do not approve the amendment to the Company's Certificate of Incorporation and three memberships on the Board are subject to election, the three candidates who receive the most votes will be elected to these memberships. If you submit your proxy or attend the Meeting, but choose to abstain from voting on any proposal, you will be considered present at the Meeting and not voting in favor of the proposal. This will not affect the election of directors. But since the other proposals described herein pass only if they receive favorable votes from a majority of votes present at the Meeting, or such higher number of votes as described above, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares (a) FOR the amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors; (b) in the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, FOR the removal of each of the Company's directors, without cause, (c) in the event that the stockholders approve the amendment to the Company's Certificate of Incorporation, FOR all nine nominees for director, (d) in the event that the stockholders do not approve the amendment to the Company's Certificate of Incorporation, FOR all three nominees for director, and (e) FOR the ratification of the reappointment of the independent auditors.

--------------------------------------------------------------------------------

The Annual Report to Stockholders of the Company for the fiscal year ended December 25, 2004, including audited financial statements, is being mailed with this Proxy Statement to all holders of record of Common Stock at the close of business on March 1, 2005. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report, so that such record holders may supply such material to beneficial owners as of March 1, 2005. Additional copies of the Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004, to be filed with the Securities and Exchange Commission are available on the Company's website or may be obtained without charge upon request to the Company's investor relations department.

                              CORPORATE GOVERNANCE

GENERAL

The Company believes that good corporate governance is important to ensure that Tractor Supply Company is managed for the long-term benefit of its stockholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ Stock Market.

Based on this review, the Company's Board of Directors has adopted Corporate Governance Guidelines, which outline the composition, operations and responsibilities of the Board of Directors. The Company's Board of Directors has also approved restated charters for the Company's Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee. You may access the Company's Corporate Governance Guidelines and current committee charters in the "Corporate Governance" section of the Company's website - WWW.MYTSCSTORE.COM. In addition, the Company's Audit Committee Charter is attached to this proxy statement as Addendum A.

DIRECTOR INDEPENDENCE

The Company's Corporate Governance Guidelines require that a majority of the Company's Board of Directors consist of independent directors within the meaning of the NASDAQ listing standards. The Board has determined that each of the following directors is an "independent director" within the meaning of the NASDAQ listing standards.

        S.P. Braud
        Cynthia T. Jamison
        Gerard E. Jones
        Edna K. Morris
        Sam K. Reed
        Joseph M. Rodgers

DIRECTOR CANDIDATES

The Nominating Committee, which is comprised solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate pursuant to the provisions of the Company's Bylaws relating to stockholder proposals as described in "Stockholder Proposals," below.

Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request that a third-party search firm gather additional information about the prospective nominee's background and experience and report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Policies, including:

     o    Personal characteristics:
               o highest personal and professional ethics, integrity and values;
               o    an inquiring and independent mind; and
               o    practical wisdom and mature judgment.
     o Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.
     o Broad training and experience at the policy-making level in business, government, education or technology.
     o Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.
     o Commitment to serve on the Board over a period of several years to develop knowledge about the Company's principal operations.
     o Willingness to represent the best interests of all stockholders and objectively appraise management performance.
     o Involvement only in activities or interests that do not create a conflict with director's responsibilities to the Company and its stockholders.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone.

After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

CODE OF ETHICS

The Company has a Code of Ethics which covers all exempt employees, officers and directors of the Company, including the principal executive officer, the principal financial officer and the controller. The Code of Ethics is available on the Company's "Corporate Governance" section of its website - WWW.MYTSCSTORE.COM. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company's directors, chief executive officer, principal financial officer or controller) at this location on its website.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Stockholders interested in communicating directly with members of the Company's Board of Directors may do so by writing to Corporate Secretary, Tractor Supply Company, 200 Powell Place, Brentwood, Tennessee 37027. As set forth in the Corporate Governance Guidelines, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETING

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders. All of the Company's directors attended the 2004 Annual Meeting of Stockholders.

         ITEM 1: AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

On February 3, 2005, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to eliminate the Company's classified board structure, and is submitting such amendment to the stockholders for their approval at this annual meeting. At this same meeting, the Board of Directors approved a corresponding amendment to the Company's Bylaws, which will not take effect unless and until this Item 1 is approved by the stockholders. This amendment to the Company's Bylaws is not being voted upon by the stockholders. The proposed elimination of the Company's classified board structure is being structured in a manner to provide immediate effect to such change, so that all of the Company's directors will be subject to election at this annual meeting if the amendment to the Company's Certificate of Incorporation is approved by the stockholders.

The Company's Board of Directors is currently separated into three classes of three directors each. Each year, the directors comprising one of the three classes are subject to election for three-year terms. Currently, the terms of the Class II directors are set to expire in 2005 at this year's annual stockholders' meeting. The terms of the Class III directors are set to expire in 2006, and the terms of the Class I directors are set to expire in 2007. Because of the classified board structure, stockholders have the opportunity to vote on only one-third of the directors each year. In addition, prior to the adoption of this proposed amendment to the Company's Certificate of Incorporation, the Certificate of Incorporation provides that any director, or the entire Board of Directors, may be removed from office at any time (i) with "cause" (as defined in the Bylaws of the Company) by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Company's voting stock entitled to vote generally in the election of directors, or (ii) with or without cause by the affirmative vote of at least a majority of the members of the Board of Directors then in office except the director or directors whose removal is being considered.

If the stockholders approve the amendment to the Company's Certificate of Incorporation described in this Item 1, all of the Company's directors will be subject to election at each annual stockholders' meeting, commencing at this annual meeting, and will be elected for a one-year term which will expire at the next annual meeting of the stockholders. In addition, this amendment to the Company's Certificate of Incorporation removes the director removal provisions currently included in the Certificate of Incorporation as described in the last sentence of the paragraph above. Following such amendment, any director, or the entire Board of Directors, may be removed at any time by the affirmative vote of the holders of the majority of all outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors. The text of the proposed amendment to the Certificate of Incorporation is set forth in Addendum B to this Proxy Statement, and stockholders are urged to read this amendment carefully.

The Board of Directors believes that stockholders should have the opportunity to vote on all directors each year, and that the elimination of the Company's classified board structure will be an effective way to maintain and enhance the accountability of the Board of Directors. In particular, some proponents of non-classified boards have argued that having an annual election of all directors has a positive impact on stockholder value by not precluding a takeover bid in the event a corporation is underperforming. Moreover, many commentators on corporate governance have argued that having a classified board structure reduces the accountability of directors by limiting the ability of stockholders to evaluate and elect all of a corporation's directors each year. The existence of a classified board may be a negative factor in the determination of a corporation's corporate governance rating as promulgated by certain third-party corporate governance rating services.

In making this determination, the Board of Directors has considered that eliminating the Company's classified board structure will have the effect of accelerating the time required for a majority stockholder or group of stockholders to replace a majority of the Board of Directors in any single year. The classified board provision in the Company's Certificate of Incorporation, combined with the restrictions therein on the ability of stockholders to remove the Company's directors in the Certificate of Incorporation (prior to the adoption of this proposed amendment), could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company. In such event, at least two annual meetings, instead of one, would generally be required to effect a change in the majority of the Company's Board of Directors. In contrast, if this proposed amendment is adopted, the Company's stockholders would be able to consider and vote on each of the nominees for the full Board of Directors at each annual meeting, and would further have the ability to remove any director or the entire Board of Directors without cause.

The Company is not aware of any attempt by any person or group of persons to seek the removal of any of the Company's current directors.

If the stockholders vote to approve this proposed amendment to the Certificate of Incorporation, it will become effective upon the filing of such amendment with the Secretary of State of the State of Delaware. The Company intends to file the amendment immediately after the requisite vote is obtained. The stockholders will then be asked to vote on Item 2, providing for the removal of all current directors without cause immediately prior to the election of all directors at this annual meeting, and Item 3, providing for the election of nine directors at this meeting to serve until the next annual meeting. In such event, a vote on Item 4 will not be taken.

If the stockholders do not approve this proposal, the Board will remain classified, and the Company's current directors will continue to serve the remainder of their three-year terms to which they have been previously elected (except for the Class II directors, whose terms expire at this annual meeting under the classified board structure). In such event, the stockholders will be asked to vote on Item 4, providing for the election of each of the three Class II directors to serve three-year terms ending at the 2008 Annual Meeting of Stockholders, and a vote on Items 2 and 3 will not be taken.

As noted above, approval of this amendment to the Certificate of Incorporation to eliminate the classified Board of Directors will require the affirmative vote of holders at least 66 2/3% of the shares issued and outstanding as of the record date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                   ITEM 2 - REMOVAL OF DIRECTORS WITHOUT CAUSE

If the stockholders approve the proposed amendment to the Company's Certificate of Incorporation as described in Item 1, stockholders will then be asked to vote on the removal of all of the Company's directors, without cause, under the Company's amended Certificate of Incorporation, which removal will take effect immediately prior to the election of all of the Company's directors pursuant to
Item 3. The sole purpose of this removal of the Company's directors is to clarify and confirm that the current terms of each of the Company's directors will terminate at this annual stockholders' meeting and that each such director will be subject to election at this annual meeting.

If Item 1 is not approved, the stockholders will not be asked to vote on Items 2 or 3, but will instead vote on Item 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE REMOVAL OF ALL OF THE COMPANY'S DIRECTORS, WITHOUT CAUSE.

                         ITEM 3 - ELECTION OF DIRECTORS

If the stockholders approve the proposed amendment to the Company's Certificate of Incorporation as described in Item 1, stockholders will then be asked to vote on the election of all of the Company's directors. All nominees for such directorships are presently directors of the Company. Each director elected will hold office for a one-year term until the 2006 Annual Meeting of Stockholders. The Board has the authority under the Company's Bylaws to fill vacancies and to increase or decrease its size between annual meetings.

If Item 1 is not approved, the stockholders will not be asked to vote on Items 2 or 3, but will instead vote on Item 4.

                             NOMINEES FOR DIRECTORS

The Board, upon recommendation of its Nominating Committee, has nominated each of the directors named below for election at this annual meeting of stockholders. Such individuals were selected based on their broad experience, wisdom, integrity, understanding of the business environment, thorough appreciation for strong ethics and appropriate corporate governance, and their willingness to devote adequate time to Board duties.

The following table sets forth certain information concerning these nominees:

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
James F. Wright, 55                        2002        President and Chief Executive Officer of the Company since
                                                       October 1, 2004. Previously served as President and Chief
                                                       Operating Officer of the Company from November 2000 through
                                                       September 30, 2004. From 1997 to 2000, served as President and Chief Executive Officer of Tire Kingdom. From 1988 to
                                                       1996, held senior management-level positions with Western
                                                       Auto Supply Co. Other directorships: Autopartner
                                                       Incorporated from 1999 through April 2001, and Spartan
                                                       Stores, Inc. since August 2002. Class I Director.

------------------------------------ ----------------- -------------------------------------------------------------
Gerard E. Jones, 68                        1999        Managing Partner of Corporate Governance Advisors, LLC since
                                                       May 2003. Previously served as a Partner in the law firm of
                                                       Richards & O'Neil LLP from 1972 to 2003 and then served as
                                                       Of Counsel to the law firm of Shipman & Goodwin LLP. Served as a director of several mutual funds sponsored by Morgan
                                                       Stanley Investment Management, including the Morgan Stanley
                                                       Institutional Fund, Inc. Class I Director.

------------------------------------ ----------------- -------------------------------------------------------------
Edna K. Morris, 53                         2004        Served as President of Red Lobster, a seafood dining
                                                       company, from 2002 to September 2003. Previously served as
                                                       Executive Vice President/Operations at Red Lobster from 1998 to 2002. Prior to 1998, Ms. Morris was Executive Vice
                                                       President of Advantica Restaurant Group and was President of
                                                       Quincy's Family Steakhouse from 1996 to 1998. Ms. Morris
                                                       served as Executive Vice President/Human Resources at
                                                       Advantica Restaurant Group from 1992 to 1996. Other
                                                       directorships: Member of the Board of Trustees, Culinary
                                                       Institute of America and Founding President, Women's
                                                       Foodservice Forum and Cosi, Inc. Class I Director.

------------------------------------ ----------------- -------------------------------------------------------------

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
Joseph D. Maxwell, 66                      1985        Retired as Vice President of Marketing of the Company in
                                                       June 1996, having served as Vice President of Marketing of the Company since 1984. Previously served in various
                                                       capacities with the Company from 1980 to 1984. Class II
                                                       Director.

------------------------------------ ----------------- -------------------------------------------------------------
Joseph M. Rodgers, 71                      1995        Chairman of The JMR Group, an investment firm located in
                                                       Nashville, Tennessee, since 1984. Previously served as the
                                                       United States Ambassador to France from 1985 until 1989.
                                                       Other directorships: AMR Corporation/American Airlines,
                                                       Inc., since 1989; Lafarge Corporation, since 1989; SunTrust
                                                       Bank, Nashville, N.A., since 1989. Class II Director.

------------------------------------ ----------------- -------------------------------------------------------------
Sam K. Reed, 58                            2000        Chairman and Chief Executive Officer of Specialty Foods
                                                       Group of Dean Foods Company since January 2005. Retired as
                                                       Vice Chairman and a director of Kellogg Company in March
                                                       2002. From 1996 to 2001, served as Chief Executive Officer and director of the Keebler Foods Company, Inc. From 1994 to
                                                       1995, served as President and Chief Executive Officer of the
                                                       Western Bakery Group, a division of Specialty Foods
                                                       Corporation. Other directorships: Weight Watchers
                                                       International, since February 2002, and Castleberry Foods
                                                       Company since 1991. Class II Director.

------------------------------------ ----------------- -------------------------------------------------------------
Joseph H. Scarlett, Jr., 62                1982        Chairman of the Board of the Company since February 1993.
                                                       Previously served as Chairman and Chief Executive Officer of the Company from February 1993 through September 30, 2004.
                                                       Previously served in various senior executive positions with the Company from 1978 to 1993. Mr. Scarlett also serves as the Chairman of the Retail Industry Leaders Association
                                                       Board. Class III Director.

------------------------------------ ----------------- -------------------------------------------------------------

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
S.P. Braud, 74                             1993        Vice President and director of Braud Design/Build Inc., a
                                                       residential construction company located in Ponte Vedra
                                                       Beach, Florida, since October 1992. Previously served as a
                                                       Vice President and the Treasurer and Chief Financial Officer
                                                       of Service Merchandise Company, Inc. from 1986 to 1993.
                                                       Class III Director.

------------------------------------ ----------------- -------------------------------------------------------------
Cynthia T. Jamison, 45                     2002        Chief Financial Officer of Cosi, Inc. since July 2004 and
                                                       partner in Tatum CFO Partners, LLP since June 1999.
                                                       Previously served as the Chief Financial Officer for Chart
                                                       House Enterprises from 1998 to 1999 and Vice President of
                                                       Finance for Allied Domecq Retailing, USA from 1996 to 1998.
                                                       Other directorship: B&G Foods, Inc., since October 2004.
                                                       Class III Director.

------------------------------------ ----------------- -------------------------------------------------------------

If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of its Nominating Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

      ITEM 4 - ELECTION OF DIRECTORS (IN THE ALTERNATIVE TO ITEMS 2 AND 3)

Stockholders will be asked to vote on this Item 4 solely in the event that the stockholders do not approve the proposed amendment to the Company's Certificate of Incorporation at this annual meeting to eliminate the classification of the Board of Directors as described in Item 1. If the stockholders approve Item 1, then the Company will amend its Certificate of Incorporation to eliminate the classified Board of Directors, and the stockholders will proceed to vote on Items 2 and 3 and not this Item 4. If, however, the stockholders do not approve
Item 1, a vote will be taken on this Item 4.

If the stockholders do not approve Item 1, each of the following Class II directors are nominated for election to serve a three-year term ending at the 2008 Annual Meeting of Stockholders: Joseph D. Maxwell, Joseph M. Rodgers and Sam K. Reed.

THE BOARD UNANIMOUSLY RECOMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF JOSEPH D. MAXWELL, JOSEPH M. RODGERS AND SAM K. REED.

                            COMPENSATION OF DIRECTORS

In fiscal 2004, the Company paid each director who was not also an employee of the Company an annual retainer of $28,000. In addition, the Company pays all such non-employee directors $3,000 for each Board meeting attended. The Company pays non-employee directors $1,000 for each committee meeting attended ($2,000 is paid to each committee chairperson with the exception of the audit committee chairperson who is paid $4,000 for each meeting attended). The Company pays non-employee directors one-half these standard rates for each telephonic meeting attended The Company reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. In addition, each of the directors is eligible to participate in the Company's 2000 Stock Incentive Plan under which non-qualified stock options for (i) 3,500 shares of Common Stock are automatically granted to each non-employee director of the Company upon election to the Board, and (ii) 2,000 shares of Common Stock are automatically granted to each non-employee director annually thereafter, with exercise prices equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

                          BOARD MEETINGS AND COMMITTEES

HOW OFTEN DID THE BOARD MEET IN 2004?

The Board held five regular meetings during the fiscal year ended December 25, 2004, to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board approval.

For the fiscal year ended December 25, 2004, each incumbent director attended at least 75% of the Board meetings and at least 75% of the meetings of committees on which he or she served.

WHAT ARE THE STANDING COMMITTEES OF THE BOARD?

--------------------- ---------------------------- ----------------------------------------------------- -------------
                                                                      FUNCTIONS AND                       NUMBER OF
     COMMITTEE                  MEMBERS                           ADDITIONAL INFORMATION                   MEETINGS
--------------------- ---------------------------- ----------------------------------------------------- -------------
Audit                 S.P. Braud *                 o    Oversees financial reporting, policies,               9
                      Cynthia T. Jamison                procedures and internal controls of the Company
                      Joseph M. Rodgers            o    Appoints the independent auditors
                                                   o    Evaluates the general scope of the annual
                                                        audit and approves all fees paid to the
                                                        independent auditors
--------------------- ---------------------------- ----------------------------------------------------- -------------
Compensation          Cynthia T. Jamison*          o    Reviews and approves compensation of                  6
                      Edna K. Morris                    directors and executive officers
                      Joseph M. Rodgers            o    Reviews and approves grants of stock
                                                        options to officers pursuant to stock
                                                        incentive plans
                                                   o    Reviews salary and benefit issues
--------------------- ---------------------------- ----------------------------------------------------- -------------
Corporate Governance  Sam K. Reed*                 o    Develops, sets and maintains corporate                2
                      Gerard E. Jones                   governance standards
                      Edna K. Morris               o    Reviews and monitors activities of Board
                                                        members
                                                   o    Evaluates the effectiveness of the Board
                                                        process and committee activities
--------------------- ---------------------------- ----------------------------------------------------- -------------
Nominating            Gerard E. Jones*             o    Makes recommendations for nominees for                2
                      S.P. Braud                        director
                      Sam K. Reed                  o    Evaluates qualifications for new
                                                        candidates for director positions
--------------------- ---------------------------- ----------------------------------------------------- -------------

*    Committee Chairperson

The Board has determined that each member of the Company's Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee is an independent director within the meaning of the NASDAQ listing standards. In addition, the Board has determined that Mr. Braud, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and NASDAQ listing standards.

             RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY

The Company is a party to a lease agreement, dated January 1, 1986, with an entity controlled by Joseph D. Maxwell, a director of the Company. The lease is for one of the Company's stores, provides for annual rent of approximately $74,000 and has a term ending December 31, 2005. The Company believes the terms of this lease are comparable to those which would have been available if they had been entered into with an unrelated party.

                             AUDIT COMMITTEE REPORT

Tractor Supply Company's Audit Committee consists of three directors. The Board has adopted a charter that governs the Audit Committee. The Charter, as revised in February 2005, is attached to this Proxy Statement as Addendum A. The members of the Audit Committee are S.P. Braud (Chairman), Cynthia T. Jamison and Joseph
M. Rodgers, and each is "independent" as defined by the NASDAQ listing standards and applicable Securities and Exchange Commission regulations.

Tractor Supply Company's management is primarily responsible for the Company's financial statements and financial reporting process, including assessing the effectiveness of the Company's internal control over financial reporting. Ernst & Young LLP, the Company's independent auditors, is responsible for planning and carrying out annual audits and quarterly reviews of the Company's financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, evaluating and reporting on the fairness of management's assessment of the effectiveness of the Company's internal control over financial reporting, and auditing and reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for the appointment, compensation and oversight of the Company's independent auditors.

To fulfill our responsibilities, we did the following:

o We reviewed and discussed with Company management and the independent auditors the Company's consolidated financial statements for the fiscal year ended December 25, 2004.
o We reviewed management's representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.
o We discussed with the independent auditors the matters that Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of the Company's consolidated financial statements.
o We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from the Company and its management, and we have discussed with Ernst & Young LLP their independence from the Company and its management.
o We considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with maintaining their independence from the Company and its management.

The Audit Committee meets with the Company's independent auditors, with and without management present, to discuss the results of the audit of the financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, management's progress in assessing the effectiveness of the Company's internal control over financial reporting as required by
Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of the Company's financial reporting.

Based on the discussions we had with management and the independent auditors, the independent auditors' disclosures and letter to us, the representations of management to us and the report of the independent auditors, we approved the Company's audited annual consolidated financial statements for fiscal year 2004 for inclusion in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee submits this report:

        S.P. Braud (Chairperson)
        Cynthia T. Jamison
        Joseph M. Rodgers

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Jamison, Mr. Rodgers and Ms. Morris serve on the Compensation Committee of the Board. There are no, and during fiscal 2004 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 2004.

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

Tractor Supply Company's executive compensation program is designed to structure executive compensation consistent with the Company's overall business strategy, philosophy and objectives. To that end, the Company's compensation philosophy:

o Embodies a "pay-for-performance" approach that rewards executives for long-term strategic management and enhancement of stockholder value;
o Provides performance-based incentives that measure rewards against personal and Company goals; and
o Promotes a competitive, market-driven design that provides incentives to attract and retain key executives.

The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company, all in a manner consistent with our stockholders' interests.

The Compensation Committee reviews and approves the salaries of Joseph H. Scarlett, Jr., Chairman of the Board; James F. Wright, President and Chief Executive Officer; Calvin B. Massmann, Senior Vice President, Chief Financial Officer and Treasurer; Gerald W. Brase, Senior Vice President-Merchandising; and Stanley L. Ruta, Senior Vice President-Store

Operations. As part of its oversight of the Company's compensation programs, the Committee also reviews the salaries paid to certain other Company executives.

This compensation philosophy is implemented through compensation packages that include various cash and non-cash components: (1) base salary, which is reviewed annually; (2) incentive payments under the Company's management incentive plans; and (3) equity compensation consisting of stock options. The Company has a Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred.

The Company believes, based on an analysis of compensation conducted by the Compensation Committee, supplemented by independent compensation surveys of the retail industry in general and the Company's survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term "incentive" compensation.

BASE SALARY

In setting annual salaries, the Compensation Committee reviews and approves an annual salary plan for each of the Company's executive officers. The annual salary plan is based on numerous subjective factors, which include the officer's individual performance and responsibility level, and the Company's performance for the preceding fiscal year, as well as objective factors such as general wage and salary levels and matching the officer's position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goals for officers are targeted at or slightly below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer's compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are approved by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of each officer's past performance and the Compensation Committee's expectation of each officer's future contributions in leading the Company.

INCENTIVE PAYMENTS

All executive officers participate in the Company's 2004 Cash Incentive Plan (the "CIP") under which they are eligible to receive an incentive payment. The incentive payment is a percentage of their annual base salary and is calculated based on the Company's actual net income for the year in comparison to the Board-approved net income plan (the "profit performance"). The incentive payment can range from 0% of annual base salary if the Company's profit performance is less than 90% of the performance target established by the Compensation Committee to 150% of annual base salary if the Company's profit performance is 110% or more of the performance target.

The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive's individual performance, unusual factors and strategic long-term decisions affecting the Company's performance during the fiscal year. The Compensation Committee or the Board may amend or terminate the CIP at any time. For fiscal 2004, all of the named executive officers were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in this Proxy Statement.

EQUITY PARTICIPATION

A large portion of the officers' total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of the Company's stockholders. This is accomplished primarily through the Company's 2000 Stock Incentive Plan, which is administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees, have a 10-year term and are exercisable at the market price on the date of grant. The stock option grant size is reviewed and approved by the Compensation Committee and generally is based on market data for comparable positions in both general and retailing industries, with the largest number of option shares being granted to senior executive officers, decreasing incrementally, based on position. The stock value is determined using the Black-Scholes option pricing method. The stock option grant size is also impacted by (1) the individual participant's past performance; (2) expectations of the individual's future contributions in leading the Company; and (3) the Company's overall performance. For stock options granted prior to 2001, the vesting is one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. For all stock options granted from 2001 through 2004, the vesting is one-third each year, beginning on the first anniversary of the grant date, thus becoming 100% vested on the third anniversary of the grant date. For all stock options granted after 2004, the vesting is one-fourth on the second anniversary of the grant date and one-fourth on each of the third, fourth, and fifth anniversary dates of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date.

DEFERRED COMPENSATION

The Company's officers are also compensated, to a much lesser extent, pursuant to several other plans. The Executive Deferred Compensation Plan ("EDCP"), which is administered by the Compensation Committee, provides additional incentives for officers of the Company and enhances the Company's ability to attract and retain the services of qualified persons. The EDCP provides that designated participants (all officers and a select group of other highly compensated employees of the Company) may elect to defer up to 40% of their annual base salary and up to 100% of their annual incentive compensation under their respective bonus plans. To be eligible for the salary deferral, each participant must contribute the maximum amount of salary to the Company's 401(k) Plan subject to the Company's match. Under the EDCP, the participants' salary deferral is matched by the Company, 100% on the first 3% of base salary contributed and 50% on the next 3% of base salary contributed limited to a maximum annual matching contribution of $4,500. Each participant's account earns simple annual interest at the prime rate as in effect on January 1 of each year. Each participant is fully vested in all amounts credited to their deferred compensation account. Payments under the EDCP are made within 30 days following the earlier of the participant's (i) death, (ii) retirement, (iii) total and permanent disability, (iv) termination of employment with the Company or (v) some other date designated by the participant at the time of the initial deferral. Payments are made in cash and are paid in ten annual installments or in a single lump sum payment, at the election of the participant.

OTHER PLANS

Officers also participate in the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 to a maximum of $1,000,000).

The Company's officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

JOSEPH H. SCARLETT, JR.

Joseph H. Scarlett, Jr. was the Company's Chairman of the Board and Chief Executive Officer from February 1993 through September 2004. Mr. Scarlett's base salary as Chief Executive Officer was set at $682,500 effective March 2004. Mr. Scarlett's salary is determined by the Compensation Committee substantially in accordance with the policies described above relating to all executive officers of the Company. In particular, the base salary is based on a comparison of base salaries of chief executive officers of similar sized retailers participating in the compensation surveys referred to above, the Company's overall performance and the Compensation Committee's assessment of Mr. Scarlett's personal performance and accomplishments and expectations of Mr. Scarlett's future contributions in leading the Company. The Company believes that after considering Mr. Scarlett's base salary for fiscal 2004, Mr. Scarlett's base salary is still at or below the salary mid-point of salaries for chief executive officers for retail and wholesale companies of comparable size based on the compensation surveys referred to above.

Mr. Scarlett also received an incentive payment of $245,700 under the CIP. The bonus was based on the Company's achievement of the net income performance goals established by the Committee and was paid in the current fiscal year but relates to performance in the fiscal year ended December 25, 2004.

On January 22, 2004, the Committee awarded Mr. Scarlett an option to purchase 50,000 shares of common stock at an exercise price of $46.92 (representing 110% of the fair market value on the date of grant), with a five-year term. The option vests ratably over a three-year period.

JAMES F. WRIGHT

James F. Wright was appointed the Company's Chief Executive Officer effective October 1, 2004. Mr. Wright's base salary as Chief Executive Officer was set at $682,500, effective October 1, 2004, pursuant to the terms of an Employment Agreement entered into between the Company and Mr. Wright on July 12, 2004. Mr. Wright's base salary as Chief Executive Officer is determined by the Compensation Committee based on the same factors as set forth above regarding Mr. Scarlett. The Company believes that after considering Mr. Wright's base salary for fiscal 2004, Mr. Wright's base salary is still at or below the salary mid-point of salaries for chief executive officers for retail and wholesale companies of comparable size based on the compensation surveys referred to above.

Mr. Wright also received an incentive payment of $245,700 under the CIP. The bonus was based on the Company's achievement of the net income performance goals established by the Committee and was paid in the current fiscal year but relates to performance in the fiscal year ended December 25, 2004.

On January 22, 2004, the Committee awarded Mr. Wright an option to purchase 45,000 shares of common stock at an exercise price of $42.65 (representing the fair market value on the date of grant), with a ten-year term. In connection with his appointment as Chief Executive Officer on October 1, 2004 and in accordance with his Employment Agreement, the Committee awarded Mr. Wright an additional option to purchase 37,500 shares of common stock at an exercise price of $32.68 (representing the fair market value on the date of grant), with a ten-year term. Each option vests ratably over a three-year period.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives' interests with those of the Company's stockholders.

CONCLUSION

The Compensation Committee believes that the Company's Compensation Policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

The Compensation Committee submits this report:

        Cynthia T. Jamison (Chairperson)
        Joseph M. Rodgers
        Edna K. Morris

                              SUMMARY COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for all services rendered in all capacities to the Company for the fiscal years ended December 25, 2004, December 27, 2003, and December 28, 2002:

---------------------------- --------- ------------- ------------ --------------- ----------------- ------------------
                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                              FISCAL                               OTHER ANNUAL     STOCK OPTIONS       ALL OTHER
     NAME AND POSITION         YEAR     SALARY (1)     BONUS (2)   COMPENSATION      (IN SHARES)     COMPENSATION (3)
---------------------------- --------- ------------- ------------ --------------- ----------------- ------------------

Joseph H. Scarlett, Jr.        2004     $  676,250     $245,700          --               50,000       $     33,860
Chairman of the  Board (4)     2003     $  644,808     $773,500          --              100,000       $     13,164
                               2002     $  580,769     $900,000          --              200,000       $    118,559
---------------------------- --------- ------------ ------------- --------------- ------------------ -----------------

James F. Wright                2004     $  599,808     $245,700          --               82,500       $     29,732
President and Chief            2003     $  490,000     $535,000          --               80,000       $     20,999
Executive Officer (5)          2002     $  415,384     $510,000          --              142,000       $     29,029
---------------------------- --------- ------------ ------------- --------------- ------------------ -----------------

Calvin B. Massmann             2004     $  296,272     $ 71,635          --               15,000       $     28,261
Sr. Vice President-            2003     $  285,654     $215,250          --               30,000       $     27,962
Chief Financial Officer        2002     $  254,693     $231,300          --               60,000       $     21,196
and Treasurer
---------------------------- --------- ------------ ------------- --------------- ------------------ -----------------

Gerald W. Brase                2004     $  279,402     $ 33,955          --               15,000       $     13,828
Sr. Vice President-            2003     $  263,210     $198,338          --               30,000       $     16,466
 Merchandising                 2002     $  233,269     $211,500          --               60,000       $     20,870
---------------------------- --------- ------------ ------------- --------------- ------------------ -----------------

Stanley L. Ruta                2004     $  261,229     $ 64,308          --               15,000       $     20,507
Sr. Vice President-            2003     $  231,077     $174,750          --               30,000       $     19,426
 Store Operations              2002     $  196,154     $180,000          --               60,000       $     20,574
---------------------------- --------- ------------ ------------- --------------- ------------------ -----------------

(1) This column includes portion of salary deferred at the named executive's election under the Tractor Supply Company Employee 401(k) Retirement Savings Plan (the "401(k) Plan") and the Executive Deferred Compensation Plan.
(2) Incentive payments in this column relate to performance under the 2004 Cash Incentive Plan.
(3) "All Other Compensation" for the fiscal year ended December 25, 2004, includes Company contributions to the 401(k) Plan, Company contributions and interest credited on deferred compensation and term life and long-term disability insurance premiums paid by the Company for the benefit of each officer. These amounts are shown in the following table:

   ------------------------ -------------- ----------------- ----------------
                                             COMPANY MATCH         TERM
                               COMPANY      AND INTEREST ON    LIFE AND LTD
                              MATCH ON         DEFERRED         INSURANCE
           NAME              401(K) PLAN     COMPENSATION       PREMIUMS
   ------------------------ -------------- ----------------- ----------------
   Joseph H. Scarlett, Jr.    $    9,225         $ 22,123        $  2,512
   ------------------------ -------------- ----------------- ----------------
   James F. Wright            $    9,225         $ 17,861        $  2,646
   ------------------------ -------------- ----------------- ----------------
   Calvin B. Massmann         $    9,225         $ 16,390        $  2,646
   ------------------------ -------------- ----------------- ----------------
   Gerald W. Brase            $    9,225         $  1,957        $  2,646
   ------------------------ -------------- ----------------- ----------------
   Stanley L. Ruta            $    9,225         $  8,636        $  2,646
   ------------------------ -------------- ----------------- ----------------

(4) Mr. Scarlett served as Chief Executive Officer through September 30, 2004.

(5) Mr. Wright was appointed Chief Executive Officer effective October 1, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's 2000 Stock Incentive Plan to the named executive officers.

-------------------------------------------------------------------------------------- -----------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS (1)                                      FOR OPTION TERM (2)
-------------------------------------------------------------------------------------- -----------------------------
                                            PERCENT OF
                                               TOTAL
                              NUMBER OF       OPTIONS
                             SECURITIES     GRANTED TO
                             UNDER-LYING   EMPLOYEES IN   EXERCISE OR
                               OPTIONS      FISCAL YEAR    BASE PRICE    EXPIRATION
           NAME              GRANTED (#)        (%)          ($/SH)         DATE           5% ($)         10% ($)
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Joseph H. Scarlett, Jr.        50,000          11.9          $46.92        1/22/09       $   648,087   $  1,432,104
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
James F. Wright                45,000          10.8          $42.65        1/22/14       $ 1,207,006   $  3,058,790
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
James F. Wright                37,500           8.9          $32.68        10/1/14       $   770,710   $  1,953,131
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Calvin B. Massmann             15,000           3.6          $42.65        1/22/14       $   402,335   $  1,019,597
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Gerald W. Brase                15,000           3.6          $42.65        1/22/14       $   402,335   $  1,019,597
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Stanley L. Ruta                15,000           3.6          $42.65        1/22/14       $   402,335   $  1,019,597
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------

(1) The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. Options generally have a ten-year term. Options vest one-third each year, beginning on the first anniversary of the grant date, thus becoming 100% vested on the third anniversary of the grant date. Options granted to Mr. Scarlett have an exercise price of 110% of the fair market value of the Company's Common Stock on the date of grant and have a five-year term.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table reflects all stock options exercised by the named executives during the fiscal year ended December 25, 2004, and the number and value of options they held at fiscal year end:

                                                                                                     VALUE OF
                                                                                                   UNEXERCISED
                            SHARES                       NUMBER OF SHARES UNDERLYING               IN-THE-MONEY
                           ACQUIRED                     UNEXERCISED OPTIONS AT FISCAL               OPTIONS AT
                              ON            VALUE                 YEAR END                   FISCAL YEAR-END ($) (2)
                           EXERCISE       REALIZED    ---------------------------------- ------------------------------
          NAME                (#)          ($) (1)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------
Joseph H. Scarlett, Jr.          -0-             -0-       166,667          183,333       $  3,961,833   $   2,697,167
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------
James F. Wright               21,996    $    908,692       242,664          383,170       $  7,085,807   $   8,858,962
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------
Calvin B. Massmann            60,000    $  2,348,197        35,733          146,467       $    890,089   $   3,830,488
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------
Gerald W. Brase                  -0-             -0-       129,067          119,801       $  3,726,609   $   2,971,960
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------
Stanley L. Ruta               22,891    $    896,893        77,710          121,201       $  2,146,387   $   3,020,075
------------------------ ------------- -------------- ---------------- ----------------- -------------- ---------------

(1) The value realized equals the difference between the option exercise price and the closing price of the Company's stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2) The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on The NASDAQ National Market on December 25, 2004, was $35.93.

EMPLOYMENT AGREEMENT

The Company's President and Chief Executive Officer, James F. Wright, is party to an employment agreement (the "Agreement") with the Company dated July 12, 2004 setting forth the terms of Mr. Wright's employment with the Company, the financial obligations of the Company to Mr. Wright and certain rights, responsibilities, and duties of Mr. Wright. The Agreement provides that commencing October 1, 2004, Mr. Wright will serve as President and Chief Executive Officer of the Company and provides for a minimum base salary of $682,500 (currently $750,000) subject to annual review by the Compensation Committee, eligibility to participate in such bonus plans as the Compensation Committee of the Board of Directors may determine appropriate for executive officers of the Company, stock options, and employee benefits.

The initial term of the Agreement is from July 12, 2004 through December 31, 2007, with automatic renewals for successive three year periods unless either party provides written notice of non-renewal at least one year prior to the expiration of the initial term or any renewal term as applicable. The Agreement may be terminated at any time without cause upon 30 days notice. In the event of termination by the Company of Mr. Wright's employment without "cause" (as defined in the Agreement) or by Mr. Wright for "good reason" (as defined in the Agreement),

Mr. Wright would receive as severance two years of his then current base salary, bonus equal to the aggregate bonus paid to Mr. Wright for the two fiscal years immediately preceding the termination date, paid health insurance benefits through the second anniversary date of termination, any other unpaid benefits through the second anniversary of the date of termination, and outplacement services not to exceed $50,000 or for a period exceeding the earlier of one year from the termination date or the first acceptance by Mr. Wright of an offer of employment. The Company's obligation to make such payments will be reduced dollar-for-dollar by the amount of compensation earned by Mr. Wright from other employment during the period the Company is required to make any severance payments. The Agreement also provides that upon such a termination, Mr. Wright will be fully vested in all then outstanding options to acquire stock of the Company, and all then outstanding restricted shares of stock of the Company and such options shall remain exercisable until the earlier of (i) the first anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. In the event of a termination other than a termination by the Company without cause or a termination by Mr. Wright for good reason, Mr. Wright would receive only base salary and benefits through the date of termination. The Agreement acknowledges that Mr. Wright is party to a Change in Control Agreement dated as of August 1, 2002 (explained in further detail below) and provides that in the event of termination for any reason following a change in control of the Company during the term of the Change in Control Agreement, the provisions of the Change in Control Agreement shall control and provide the exclusive means for determining severance benefits payable to Mr. Wright. The Agreement contains certain covenants by Mr. Wright, including covenants regarding the confidentiality of the Company's trade secrets and nonsolitication of Company employees and noncompetition with the Company for a period of two years following any termination of his employment.

Independent members of the Board of Directors negotiated the terms of the employment agreement with Mr. Wright. The Company and Mr. Wright were each represented by separate legal counsel for the purposes of negotiating the Agreement. The Compensation Committee of the Board of Directors reviewed and approved the terms of the Agreement subject to approval by the full Board of Directors. The Board of Directors subsequently reviewed the terms of the Agreement and approved the recommendation of the Compensation Committee.

CHANGE IN CONTROL AGREEMENTS

The Company's senior executive officers are each party to an agreement with the Company whereby, in the event of a change in control of the Company, certain severance benefits will be paid in exchange for a commitment from the executive officer for continued employment with the Company for six months following such change in control and an agreement not to compete for a one-year period thereafter. The benefits to be paid to each executive officer, which vary by position, include (1) the equivalent of 1.5 or two times the annual base salary and target incentive for the year in which the date of termination falls (two times for both Messrs. Scarlett and Wright and 1.5 times for Messrs, Massmann, Brase and Ruta); (2) proration of the base salary and target incentive for the year in which the date of termination occurs; (3) provision of existing life, disability and medical benefits for a period of eighteen months or two years beyond the date of termination; and (4) the stock options outstanding at the date of termination will continue to be exercisable for a period of two years beyond the date of termination or, at the Company's election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of all existing options on the date of termination over the exercise price of the related options. Further, each agreement provides for an additional "gross-up" payment to cover applicable excise tax and federal, state, and local income and employment taxes. These agreements expire in June 2007.

For purposes of these agreements, "change in control" is defined as (1) any person who becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company; (2) any change in the majority of the Board of Directors from the composition as of August 2002; (3) consummation of a reorganization, merger or consolidation of the Company whereby more than 50% of the combined voting power of the then outstanding shares of the Company changes; or (4) a sale or disposition of all or substantially all of the assets of the Company (unless such sales do not result in a change in the proportional ownership existing immediately prior to such sale or disposition).

                             STOCK PERFORMANCE CHART

The following graph compares the cumulative total stockholder return on the Company's Common Stock from January 1, 2000 to December 25, 2004 (the Company's fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail Index over the same period. The comparison assumes that $100 was invested on January 1, 2000 in the Company's Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.



                               [PERFORMANCE GRAPH]

                                 ------------- ------------ ------------ ------------ ------------- -------------
                                     1/1/00      12/30/00     12/29/01     12/28/02      12/27/03      12/25/04
-------------------------------- ------------- ------------ ------------ ------------ ------------- -------------
Tractor Supply Company           $   100.00    $    53.13   $   205.88   $   470.13   $   973.75    $   898.25
-------------------------------- ------------- ------------ ------------ ------------ ------------- -------------
S&P 500                          $   100.00    $    89.86   $    79.02   $    59.58   $    74.59    $    82.36
-------------------------------- ------------- ------------ ------------ ------------ ------------- -------------
S&P Retail Index                 $   100.00    $    83.61   $    91.59   $    25.53   $    36.49    $    44.43
-------------------------------- ------------- ------------ ------------ ------------ ------------- -------------

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. A copy of each report is furnished to Tractor Supply Company.

Securities and Exchange Commission regulations require Tractor Supply Company to identify in its proxy statement those individuals for whom any such report was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 2004, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% beneficial owners were complied with by such persons, except that each of the named executive officers filed one late report relating to an award of stock options on January 22, 2004 (this transaction was reported one day after the due date in each instance) and each of the directors filed one late report relating to an award of stock options on January 22, 2004 (this transaction was reported three days after the due date in each instance).

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2005, by
(i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director or person nominated to be a director; (iii) each named executive officer; and (iv) all directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the 1934 Act. Such Rule provides that shares shall be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 38,329,620 shares of Common Stock issued and outstanding on January 31, 2005.

-------------- ------------------------------------------------------- ---------------- ---------------- -------------
                                                                                           NUMBER OF
                                      NAME OF                             NUMBER OF      OPTION SHARES     PERCENT
    CLASS                         BENEFICIAL OWNER                         SHARES             (3)          OF CLASS
-------------- ------------------------------------------------------- ---------------- ---------------- -------------
   Common
    Stock
               Joseph H. Scarlett, Jr. (1) (2).......................      5,273,384           283,333        14.5%
               James F. Wright ......................................         65,551           398,331         1.2
               Calvin B. Massmann ...................................         66,614           136,466           *
               Gerald W. Brase ......................................         20,000           203,134           *
               Stanley L. Ruta ......................................         25,559           146,643           *
               S.P. Braud ...........................................          2,000             8,667           *
               Cynthia T. Jamison ...................................            -0-             6,334           *
               Gerard E. Jones ......................................            -0-            21,667           *
               Joseph D. Maxwell (4).................................        520,936             8,667         1.4
               Edna K. Morris .......................................            327             1,167           *
               Sam K. Reed ..........................................          2,500            28,667           *
               Joseph M. Rodgers ....................................            -0-            15,335           *
               All directors and executive officers
                  as a group  (12 persons) (1) (2) ..................      5,976,871         1,258,411          18.9%

------------------

*    Less than 1% of Tractor Supply Company's outstanding common stock.

(1) Shares of Common Stock owned by Mr. Scarlett and the directors and executive officers as a group include approximately 104,616 shares of Common Stock allocated to Mr. Scarlett's 401(k) Plan account, with respect to which Mr. Scarlett has investment and voting power on a pass through basis.

(2) Includes 400,000 shares owned by Mr. Scarlett's wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership. Mr. Scarlett's address is c/o Tractor Supply Company; 200 Powell Place; Brentwood, TN 37027.

(3) Reflects the number of shares that are beneficially owned pursuant to options granted under the Company stock option plans because they will have the right to acquire beneficial ownership of the shares of Common Stock related thereto within 60 days of January 31, 2005.

(4) Includes 304,968 shares owned by Mr. Maxwell's wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership.

                      ITEM 5: RATIFICATION OF REAPPOINTMENT
                             OF INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as the firm of independent auditors to audit the financial statements of the Company for the fiscal year ending December 24, 2005. Ernst & Young LLP has served as independent auditors for the Company since 2001. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2005. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection.

Representatives of Ernst & Young LLP have been invited to and are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Fees billed by the Company's independent auditors, for the last two fiscal years, were as follows:

                                                           2004           2003
                                                           ----           ----
                Audit fees .....................     $1,189,060     $  268,974
                Audit-related fees (1)..........        126,909          4,575
                Tax fees (2)....................        230,937        726,181
                All other fees .................              0              0

     (1) Amounts reflect fees related to services provided as requested by the Audit Committee (2004) and advisory services associated with correspondence to the Securities and Exchange Commission (2003).

     (2) Amount of tax fees reflects $198,000 and $200,000 for outsourcing of income tax compliance in 2004 and 2003, respectively, as well as fees for various sales tax-related audit assistance and other tax-related advisory services.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member(s) reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to S.P. Braud, the Chairman of the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                              STOCKHOLDER PROPOSALS

Stockholders who desire to submit to the Company proposals for possible inclusion in the Company's proxy materials for the 2006 Annual Meeting of Stockholders must submit such proposals in writing by November 8, 2005, to the Corporate Secretary of the Company at 200 Powell Place, Brentwood, Tennessee 37027.

For a stockholder proposal that is not intended to be included in the Company's proxy materials but is intended to be raised by the stockholder from the floor at the 2006 Annual Meeting of Stockholders, the stockholder must provide timely advance notice in accordance with the Company's by-laws. The Company's by-laws contain an advance notice provision which provides that, to be timely, a stockholder's notice of intention to bring business before a meeting must be received by the Corporate Secretary of the Company at the above address not later than sixty (60) nor earlier than ninety (90) calendar days prior to the first anniversary of the date of the Company's proxy statement for the prior year's annual meeting (no later than January 17, 2006, and no earlier than December 18, 2005, for the Company's 2006 Annual Meeting of Stockholders). In the event, however, that the date of the annual meeting is changed by more than thirty (30) calendar days from the date of the prior year's annual meeting, such notice and supporting documentation must be received by the Corporate Secretary of the Company not later than the tenth day following the date on which the Company provides notice of the date of such annual meeting but in no event later than the fifth business day preceding the date of such annual meeting.

                                  OTHER MATTERS

The Board does not intend to present any business at the Annual Meeting other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

In addition to solicitation by mail, certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

                            AVAILABILITY OF FORM 10-K
                        AND ANNUAL REPORT TO STOCKHOLDERS

Copies of the Company's Annual Report to Stockholders for the fiscal year ended December 25, 2004, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders on the Company's Internet website (WWW.MYTSCSTORE.COM) or upon written request to the Company's investor relations department at the Company's main address.

                                                                      ADDENDUM A

                             TRACTOR SUPPLY COMPANY
                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the "Committee"), in order to assist the Board of Directors (the "Board"), in performing its oversight responsibilities shall oversee:

     o The accounting and financial reporting processes and the audits of the financial statements of the Company;
     o    Financial statements and information provided to stockholders;
     o The system of internal controls established by management and the Board of Directors and management's assessment of the effectiveness of the Company's internal controls over financial reporting;
     o    Financial reporting principles and policies;
     o    Internal and external audit processes; and
     o Management's control of information systems, data integrity and security.

The Audit Committee will facilitate open communications relating to financial accounting, reporting and internal control matters between itself, management, the internal auditors and the external auditor.

DUTIES AND RESPONSIBILITIES

In fulfilling its responsibilities, the Audit Committee shall:

GENERAL

     o Review the Committee's charter on an annual basis and recommend modifications, as necessary, to the Corporate Governance Committee and the Board of Directors.
     o Report Committee actions to the Board of Directors, including any recommendations the Committee may deem appropriate.
     o Meet with the Director of Internal Audit, the external auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee and to confirm that the external auditors and internal auditors have had full, free and unrestricted access to all Company records, property, personnel and operations during the course of their audits.
     o Review with the Director of Internal Audit and the external auditor the coordination of audit efforts to assure completeness of the coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.
     o Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

INTERNAL CONTROLS AND RISK ASSESSMENT

     o Review the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks.
     o Consider and review with management, the external auditor and the Director of Internal Audit:

          1. The effectiveness of or weaknesses in the Company's internal controls and the overall control environment.
          2. Any related significant findings and recommendations of the external auditors and internal audit, together with management's responses thereto, including the plan and timetable for implementation of corrective actions.
          3. The status and adequacy of management information systems and other information technology, including the significant related risks and major controls over such activities.
          4. Receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 and Rule 13a-15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FINANCIAL REPORTING

     o Receive, and act upon as appropriate, the information provided by the external auditor pursuant to Section 10A(K) of the Exchange Act concerning:

          1.   All critical accounting policies and practices.
          2. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the external auditor.
          3.   Other material written communications with management.

     o Resolve any disagreements between management and the external auditor regarding financial reporting.
     o Upon completion of the annual audit, discuss with management and the external auditor:

          1. The Company's annual financial statements, related footnotes and annual report on Form 10-K to be filed with the SEC.
          2. The external auditor's audit of the annual financial statements and related report thereon.
          3. Any significant changes required in the external auditor's audit plan and any significant difficulties or disputes with management encountered during the course of the audit.
          4. The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

          5.   Changes in accounting principles, including the rationale for such changes and their impact on the financial statements.
          6.   The overall quality of the Company's financial reporting and the
               Company's accounting principles.
          7. Management's assessment of the effectiveness of the Company's internal controls over financial reporting.
          8. The external auditor's opinion on management's assessment of the effectiveness of the Company's internal controls over financial reporting.
          9. Any other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

     o Based upon its findings in performing this review, the Audit Committee will make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K. In addition, the Audit Committee will provide a report in the Company's annual proxy statement which discusses (1) whether the Committee discussed these matters with management and the external auditors and (2) whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K.
     o The external auditors shall perform reviews of the Company's quarterly financial statements and discuss with management and with the Committee or its Chairman the results of their review prior to the filing of the Company's quarterly report on Form 10-Q.

EXTERNAL AUDITOR

     o Annually appoint, evaluate the performance of and, when necessary, replace the external auditor.
     o    Approve the compensation of the external auditor.
     o Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the external auditor and approve the engagement letter describing all the services to be performed by them.
     o Confirm the independence of the external auditor. On an annual basis, obtain from the external auditor a written statement that confirms their independence and addresses relationships and services that may impact independence. The Committee shall take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence.
     o Pre-approve all auditing services and non-audit services provided by the external auditor, other than as described in the engagement letter. Such pre-approval may be delegated to one or more designated members of the Audit Committee, which pre-approvals shall be presented to the Audit Committee at its next meeting. Such pre-approval is waived if in compliance with the de minimus exception contained in
          Section 10A(i)(1)(B) of the Exchange Act.
     o Instruct the external auditor to report directly to the Audit Committee any serious difficulties or disagreements with management.


                                       A-3
INTERNAL AUDITOR

     o Review and evaluate the scope and nature of the internal audit plan, including the linkage of the plan to the Company's overall business objectives and management's identification of success and risk factors.
     o Authorize and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.
     o Consider, in consultation with the Director of Internal Audit, the scope, role and independence of the internal audit function.
     o Review with management and the Director of Internal Audit significant audit findings, management's responses thereto, corrective actions implemented as a result of such findings and any change in the scope of the internal audit plan.
     o Review with the Director of Internal Audit and management the internal audit department budget, staffing and charter.

MEMBERSHIP

     o The Audit Committee will have a minimum of three independent directors.
     o Only directors who meet the independence, experience, and other requirements of NASDAQ, Section 10A(m)(3) of the Exchange Act and the rules adopted by the Securities and Exchange Commission (the "SEC") may serve on the Audit Committee.
     o Members of the Audit Committee shall be financially literate and at least one member of the Committee shall be an "audit committee financial expert," as defined in the rules adopted by the SEC.
     o The Corporate Governance Committee shall recommend prospective members, with input from the Chairperson of the Audit Committee and appointment by the full Board of Directors.
     o The Board will continue to evaluate each Committee member's eligibility to serve on the Committee.
     o    The Board will appoint the Committee members and a Chairperson.
     o    The Board may fill vacancies on the Committee.
     o The Board may remove a Committee member from the membership of the Committee at any time with or without cause.

COMMITTEE MEETINGS AND ACTION

     o A majority of the Committee members will be a quorum for the transaction of business.
     o The affirmative vote of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.
     o Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members consent thereto in writing and such writing is filed with the minutes of the proceedings of the Committee.
     o The Chairperson of the Committee will report to the Board on Committee actions at the Board's next regular meeting following such action. The Chairperson of the Committee will also report to the Board from time to time on the fulfillment of the Committee's duties under its Charter.


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

     o The Committee Secretary (who will be the Corporate Secretary) or another person so appointed at each meeting will keep minutes of all Committee meetings, which minutes will be distributed to all Board members.
     o The Committee will meet at least four times per year and at such other times as may be requested by its Chairperson.
     o The Committee may invite members of management or others to attend its meetings and to provide pertinent information as necessary.
     o The Committee Secretary and management liaison will normally prepare a preliminary agenda for each meeting of the Committee as far in advance of the meeting day as practicable.
     o The Committee Secretary should coordinate all mailings to the Committee members to the extent practicable.

AUTHORITY

In discharging its responsibilities, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any activity within the scope of this charter. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any other advisors retained by the Audit Committee and for ordinary administrative expenses of the Audit Committee in carrying out its duties. The independent auditor is ultimately responsible to the Audit Committee.

                                                                      ADDENDUM B

                      THIRD CERTIFICATE OF AMENDMENT TO THE
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRACTOR SUPPLY COMPANY

Tractor Supply Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1. The name of the Corporation is Tractor Supply Company. The Corporation was originally incorporated under the name TSC Acquisition, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 2, 1992. A Restated Certificate of Incorporation of the Corporation dated as February 14, 1994 was filed with the Delaware Secretary of State, and has been amended by (i) a Certificate of Amendment dated as of April 27, 1995, filed with the Delaware Secretary of State, and (ii) a Certificate of Amendment dated as of April 30, 1997, filed with the Delaware Secretary of State (the Restated Certificate of Incorporation, as amended, the "Certificate of Incorporation").

2. This Third Certificate of Amendment was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

3. This Third Certificate of Amendment amends the Certificate of Incorporation as follows:

     Article FIFTH of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

     "FIFTH:  MANAGEMENT AND AFFAIRS OF THE CORPORATION.

     1. The number of directors constituting the whole Board will be as set forth in the By-Laws of the Corporation.
     2. Commencing at the 2005 annual meeting of stockholders, directors will be elected at each annual meeting of stockholders of the Corporation and will hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.
     3. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.
     4.   The election of directors need not be by written ballot.
     5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation."


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